UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2009

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 26, 2009, the Registrant exercised its right to call all outstanding and unexercised warrants to purchase the Registrant’s common stock that were issued to investors in a private placement of shares and warrants in June 2006. Under the terms of the warrants, any warrants that remain outstanding and unexercised as of 6:30 p.m. New York Time on November 24, 2009, the call date, shall be automatically cancelled and no longer exercisable.

The Registrant has sent a written call notice to holders of the outstanding warrants. Until the call date and time, each outstanding warrant will continue to be exercisable for one share of common stock at an exercise price of $2.78 per share. The resale of the shares issuable upon exercise of the warrants is covered by an effective registration statement filed with the Securities and Exchange Commission.

The amount of the cash proceeds that the Registrant will receive will depend upon the number of warrants exercised.  If all of the 184,262 presently outstanding called warrants are exercised, the Registrant will receive proceeds of approximately $0.5 million.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

99.1	Warrant Call Notice dated October 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of October 2009.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name: Joe B. Cogdell, Jr.
Title: Vice President, Secretary and General Counsel